                                                                       Exhibit 99.1

                               Explanation of Responses

(1)     These securities are held directly by DLJMB Overseas Partners III, C.V., a
        Netherlands Antilles limited partnership ("Overseas Partners III").

(2)     These securities are held directly by DLJ Offshore Partners III, C.V., a
        Netherlands Antilles limited partnership ("Offshore Partners III").

(3)     These securities are held directly by DLJ Offshore Partners III-1, C.V. , a
        Netherlands limited partnership ("Offshore Partners III-1").

(4)     These securities are held directly by DLJ Offshore Partners III-2, C.V., a
        Netherlands limited partnership ("Offshore Partners III-2").

(5)     These securities are held directly by DLJ MB Partners III GmbH & Co. KG, a
        German limited partnership ("Partners III GmbH").

(6)     These securities are held directly by Millennium Partners II, L.P., a Delaware limited partnership ("Millennium").

(7)     These securities are held directly by MBP III Plan Investors, L.P.,  a Delaware limited partnership ("MBP III").

(8)     In accordance with Securities and Exchange Commission Release No. 34-359538
        (January 12, 1998), this Statement is being filed by Credit Suisse (the "Bank"), a
        Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Investment Banking division (the "Investment Banking division")
        (the "Reporting Person"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds.
        The address of the Bank's principal business and office is Uetlibergstrasse 231,
        P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting
        Person's principal business and office in the United States is Eleven Madison
        Avenue, New York, New York 10010.

        The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. ("CS Holdings USA"), a Delaware
        corporation. The address of CS Holdings USA's principal business and office is
        Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Holdings USA, and the direct owner of the remainder of the voting stock of CS Holdings USA, is Credit Suisse Group
        ("CSG"), a corporation formed under the laws of Switzerland.
        CS Holdings USA owns all of the voting stock of Credit Suisse (USA), Inc. ("CS
        USA Inc"), a Delaware corporation and holding company. The address of the principal business and office of CS USA Inc is Eleven Madison Avenue, New
        York, New York 10010.

        Each of Overseas Partners III, Offshore Partners III, Offshore Partners III-1,
        Offshore Partners III-2, Partners III GmbH, Millennium and MBP III
        (collectively, the "Investing Entities") makes investments for long-term
        appreciation.   DLJ Merchant Banking III, Inc., a Delaware corporation ("MB III
        Inc.") is (i) the advisory general partner of each of Offshore Partners III, Offshore
        Partners III-1, and Offshore Partners III-2, (ii) the managing general partner of
        Overseas Partners III and Millennium and (iii) an advisor to Partners III GmbH.
        DLJ Merchant Banking Partners III, L.P. is (i) the associate general partner of each of Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2 and
        Millennium and (ii) the managing limited partner of Partners III GmbH.  DLJ
        LBO Plans Management Corporation II, a Delaware corporation, is the general partner of MBP III.  DLJMB III (Bermuda), L.P. ("AGP") is the associate general partner of Overseas Partners III.  The address of the principal business and office of each of the Investing Entities is Eleven Madison Avenue, New York, New
        York, 10010.

        CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG and its consolidated subsidiaries are comprised of the Bank and the Winterthur division (the "Winterthur division"). In addition to the Investment Banking division, the Bank is comprised of the Asset Management division (the "Asset
        Management division") and the Private Banking division (the "Private Banking division"). The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. The Winterthur division provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070
        Zurich, Switzerland.

        CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division, the Private Banking division and the
        Winterthur division) may beneficially own shares of the securities of the issuer to which this Form 3 relates and such shares are not reported in this Form 3. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Asset
        Management division, the Private Banking division and the Winterthur division disclaims beneficial ownership of shares beneficially owned by the Reporting
        Person. The Reporting Person disclaims beneficial ownership of shares beneficially owned by CSG, the Asset Management division, the Private Banking division and the Winterthur division.